                                                                  EXHIBIT 99.a31

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation (a) has duly established two new classes of shares (each hereinafter referred to as a "Class") for one of the seven Series (hereinafter referred to as "Series") of capital stock of the
Corporation and (b) has allocated Four Billion Two Hundred Million
(4,200,000,000) shares of the Five Billion (5,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Forty Two Million ($42,000,000). As a result of the action taken by the Board of Directors referenced in Article SECOND of these
Articles Supplementary, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

     Series                     Number of Shares         Aggregate Par Value
     ------                     ----------------         -------------------

    Equity Income Fund            1,155,000,000             $  11,550,000

    Value Fund                    1,190,000,000                11,900,000

    Real Estate Fund                 90,000,000                   900,000

    Small Cap Value Fund            620,000,000                 6,200,000

    Equity Index Fund               600,000,000                 6,000,000

    Large Company Value Fund        395,000,000                 3,950,000

    Mid Cap Value Fund              150,000,000                 1,500,000

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                  Number of
                                                   Shares            Aggregate
   Series Name             Class Name            Allocated           Par Value
   -----------             ----------            -----------         ---------

 Equity Income Fund        Investor              850,000,000        $8,500,000
                           Institutional          75,000,000           750,000
                           Service                         0                 0
                           R                      10,000,000           100,000
                           Advisor               200,000,000         2,000,000
                           C                      20,000,000           200,000

 Value Fund                Investor              900,000,000        $9,000,000
                           Institutional         100,000,000         1,000,000
                           Service                         0                 0
                           Advisor               150,000,000         1,500,000
                           C                      20,000,000           200,000
                           A                      10,000,000           100,000
                           B                      10,000,000           100,000
                           C II                            0                 0

 Real Estate Fund          Investor               50,000,000          $500,000
                           Institutional          20,000,000           200,000
                           Service                         0                 0
                           Advisor                20,000,000           200,000

 Small Cap Value Fund      Investor              400,000,000        $4,000,000
                           Institutional          60,000,000           600,000
                           Service                         0                 0
                           Advisor               150,000,000         1,500,000
                           C                      10,000,000           100,000

 Equity Index Fund         Investor              100,000,000        $1,000,000
                           Institutional         500,000,000         5,000,000

 Large Company Value Fund  Investor              200,000,000        $2,000,000
                           Institutional         100,000,000         1,000,000
                           Service                         0                 0
                           Advisor                15,000,000           150,000
                           C                      10,000,000           100,000
                           R                      10,000,000           100,000
                           A                      50,000,000           500,000
                           B                      10,000,000           100,000
                           C II                            0                 0

 Mid Cap Value Fund       Investor                50,000,000        $  500,000
                          Institutional           50,000,000           500,000
                          Advisor                 50,000,000           500,000

     THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     FIFTH: The Board of Directors of the Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each
Series as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 21st day of Junel, 2004.

                                       AMERICAN CENTURY
ATTEST:                                CAPITAL PORTFOLIOS, INC.

/s/ Anastasia H. Enneking              /s/ Charles A. Etherington
-----------------------------          ----------------------------------
Name:  Anastasia H. Enneking           Name:   Charles A. Etherington
Title:  Assistant Secretary            Title:   Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 21, 2004                  /s/ Charles A. Etherington
                                       -----------------------------------
                                       Charles A. Etherington, Vice President